                                                                  EXHIBIT (d)(3)
                                  PROXY CARD
              REVOCABLE PROXY-SOLICITED BY THE BOARD OF DIRECTORS

                          GOLDEN POULTRY COMPANY, INC.
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                       A SPECIAL MEETING OF SHAREHOLDERS.

  The undersigned hereby appoints G. O. Coan, J. Bekkers and K.N. Whitmire and each of them, proxies, with full power of substitution, to vote for and in the name of the undersigned at a Special Meeting of Shareholders (the "Special Meeting") of Golden Poultry Company, Inc. (the "Company"), to be held at the Company's corporate offices, 244 Perimeter Center Parkway, N.E. Atlanta, Georgia on ______, July __, 1997 at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated on the reverse.

  THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE PROPOSAL.

  If the undersigned elects to withdraw this proxy card at or before the time of the Special Meeting or any adjournments thereof and notifies an authorized representative of the Company at or prior to the Special Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the Special Meeting does not submit a duly executed and subsequently dated proxy card to the Company, the undersigned may vote in person at the Special Meeting.

  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

for  against  abstain         THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    "FOR" THE FOLLOWING PROPOSAL
[_]    [_]      [_]
                        Approval and adoption of the Agreement and Plan of Merger (the "Merger Agreement") among the Company, Gold Kist Inc. ("Gold Kist"), Agri International, Inc., a wholly owned subsidiary of Gold Kist and the direct owner of 75% of the Company's Common Stock ("Agri"), and Golden Poultry Acquisition Corp., a wholly owned subsidiary of Agri ("Merger Sub"), pursuant to which, among other things, (a) Merger Sub will be merged into the Company (the "Merger") with the Company being the surviving corporation (the "Surviving Corporation") and pursuant to which the separate existence of Merger Sub will cease, (b) each outstanding share of the Company's common stock, no par value (the "Common Stock"), except Common Stock held by the Company as treasury stock or beneficially owned by Gold Kist or by persons who perfect their dissenters' rights under Georgia law, will be converted into the right to receive $14.25 in cash, without interest, (c) each outstanding share of Common Stock beneficially owned by Gold Kist or held by the Company as treasury stock will be canceled without consideration, and (d) each outstanding share of Merger Sub common stock will be converted into one share of common stock of the Surviving Corporation.


Signature                    Signature                      Date
         -------------------          ---------------------     ------------

Please sign exactly as your name appears above. If a corporation, please sign by the president or other authorized officer and include title. If a partnership, please sign by an authorized person and include title.

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.